______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2008

GEORESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
______________________________________________________________________________

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 11, 2008, GeoResources, Inc. issued a press release announcing financial results for the second quarter ended June 30, 2008.  A copy of the press release is furnished with this report as Exhibit 99.9, and is incorporated herein by reference.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.9	GeoResources, Inc. Press Release dated August 11, 2008.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC

By:	/s/ Frank A. Lodzinski Frank A. Lodzinski, President

Date: August 12, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.9	GeoResources, Inc. Press Release dated August 11, 2008.

EXHIBIT 99.9
Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathyk@geoi.net
 FOR IMMEDIATE RELEASE

GeoResources, Inc. Reports Second Quarter and

 Six-Months Financial Results

Houston, Texas August 11, 2008 – GeoResources, Inc., (NASDAQ:GEOI), today announced its financial results for the first six-months and the quarter ended June 30, 2008, compared to the results for the same periods in 2007.

For the three months ended June 30, 2008, the Company reported net income of $7.8 million, or $0.50 per share (diluted) compared to a net loss of $1.3 million or $0.09 per share in 2007.  Total revenue increased 240% to $28.2 million in the second quarter of 2008 compared to $8.3 million the same quarter in 2007.

For the first half of 2008, net income was $12.0 million, or $0.80 per share, on revenue of $52.2 million versus a net loss of $463,000, or $0.05 per share on revenue of $12.4 in the first half of 2007.

Oil and natural gas production increased substantially in the second quarter.  Natural gas production increased to 719 MMcf from 361 MMcf, an increase of 99%.  Oil production for the second quarter increased to 186 MBbls from 82 MBbls in the prior year’s period, an increase of 127%.

For the six months ended June 30, 2008, natural gas sales totaled 1,528 MMcf or 177% greater than the 552 MMcf sold during the first half of 2007.  Oil sales for the first half of 2008 increased 204% to 386 Mbbls from 127 Mbbls in the first half of 2007.

The average realized price of natural gas was $9.74 per Mcf for the second quarter of 2008, 41% more than the second quarter of 2007.  The average realized price of oil for the second quarter of 2008 was $97.66 per barrel or 75% more than the second quarter in the prior year.

The average realized price of natural gas was $8.68 per Mcf for the first half of 2008 or 31% more than the first half of the prior year.  The average realized price of oil was $89.01 per barrel or 63% more for the first half of 2008 than the first six months in the prior year.

Earnings before interest, income taxes, depreciation, depletion and amortization, and exploration expense (“EBITDAX”) increased 581% to approximately $17.7 million for the second quarter 2008 compared to $2.6 million in the second quarter 2007.  EBITDAX for the first six-months of 2008 increased 552% to approximately $30.0 million compared to $4.6 million in prior year’s first half.

The following tables reconcile reported net income to EBITDAX for the periods indicated (in thousands):

	Three Months Ended June 30,
	2008	2007

Net income (loss)	$7,790	$(1,349)
Add back:
Interest expense	1,314	199
Income tax	4,546	1,849
Depreciation, depletion and amortization	3,573	1,932
Exploration and impairments	502	-

EBITDAX (1)	$17,725	$2,631

	Six Months Ended June 30,
	2008	2007

Net income (loss)	$12,014	$(463)
Add back:
Interest expense	2,883	355
Income tax	7,142	1,854
Depreciation, depletion and amortization	7,450	2,861
Exploration and impairments	502	-

EBITDAX (1)	$29,991	$4,607

(1) EBITDAX is defined as earnings before interest, income taxes, depreciation, depletion and amortization, and exploration expense.  EBITDAX should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

SemGroup Bankruptcy
        Some investors have expressed concern about the possible impact on our Company of the recent bankruptcy filing by SemGroup LP and its subsidiary, SemCrude.   SemCrude accounted for a very minor portion of our oil sales and we estimate that our maximum potential losses are approximately $100,000.

About GeoResources, Inc.
        GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, and development and exploration activities, currently focused in the Southwest and Gulf Coast, Williston Basin and Rocky Mountains.   For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements
Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company, readers are encouraged to read our Annual Report on Form 10-KSB/A for the year ended December 31, 2007, and any and all other documents filed with the SEC regarding information about GeoResources for meaningful cautionary language in respect of the forward-looking statements herein.  Interested persons are able to obtain free copies of filings containing information about GeoResources, without charge, at the SEC’s Internet site (http://www.sec.gov).

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
	June 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
Current assets:
Cash	$23,578	$24,430
Accounts receivable:
Oil and gas revenues	32,472	20,365
Joint interest billings and other	4,287	3,913
Affiliated partnerships	4,162	3,360
Notes receivable	120	600
Federal income tax receivable	251	-
Prepaid expenses and other	2,250	1,430
Total current assets	67,120	54,098

Oil and gas properties, successful efforts method:
Proved properties	199,071	187,641
Unproved properties	3,520	5,140
Office and other equipment	989	996
Land	96	96
	203,676	193,873
Less accumulated depreciation, depletion and amortization	(18,106)	(12,430)
Net property and equipment	185,570	181,443
Other assets:
Equity in oil and gas limited partnerships	3,319	1,880
Deferred financing costs and other	2,695	2,937
	$258,704	$240,358
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,349	$11,374
Accounts payable to affiliated partnerships	20,575	9,538
Revenues and royalties payable	21,164	14,567
Drilling advances	445	882
Accrued expenses	3,673	3,839
Derivative financial instruments	33,955	6,527
Total current liabilities	91,161	46,727

Long-term debt	50,000	96,000
Deferred income taxes	10,860	6,476
Asset retirement obligations	5,217	7,827
Derivative financial instruments	55,062	15,296
Stockholders' equity:
Common stock, par value $.01 per share; authorized
100,000,000 shares; 16,236,717 shares issued
and outstanding	162	147
Additional paid-in capital	112,290	79,690
Accumulated other comprehensive income (loss)	(85,567)	(19,310)
Retained earnings	19,519	7,505
Total stockholders' equity	46,404	68,032
	$258,704	$240,358

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Revenue:
Oil and gas revenues	$25,118	$7,060	$47,581	$10,598
Partnership management fees	522	256	834	412
Property operating income	357	445	671	682
Gain (loss) on sale of property and equipment	1,551	(15)	1,961	(15)
Partnership income	429	154	655	213
Interest and other	228	385	450	512
Total revenue	28,205	8,285	52,152	12,402

Expenses:
Lease operating expense	5,789	2,255	11,580	3,315
Severance taxes	2,428	534	4,317	803
Re-engineering and workovers	984	415	1,682	433
Exploration and impairment expense	502	-	502	-
General and administrative expense	1,861	2,457	3,645	3,247
Depreciation, depletion and amortization	3,573	1,932	7,450	2,861
Hedge ineffectiveness	(582)	(7)	937	(3)
Interest	1,314	199	2,883	355
Total expense	15,869	7,785	32,996	11,011

Income before income taxes	12,336	500	19,156	1,391

Income taxes:
Current	1,330	94	2,759	96
Deferred	3,216	1,755	4,383	1,758
	4,546	1,849	7,142	1,854

Net income (loss)	$7,790	$(1,349)	$12,014	$(463)

Net income per share (basic)	$0.51	$(0.09)	$0.80	$(0.05)

Net Income per share (diluted)	$0.50	$(0.09)	$0.79	$(0.05)

Weighted average shares outstanding (basic)	15,214	14,573	14,959	10,106

Weighted average shares outstanding (diluted)	15,505	14,573	15,146	10,106

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)
	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net income	$12,014	$(463)
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation, depletion and amortization	7,450	2,861
(Gain) loss on sale of property and equipment	(1,961)	15
Impairment of unproved properties	483	-
Accretion of asset retirement obligations	216	53
Hedge ineffectiveness loss (gain)	937	(3)
Partnership income	(655)	(213)
Partnership distributions	194	-
Deferred income taxes	4,383	1,758
Non-cash compensation	298	422
Changes in assets and liabilities:
Increase in accounts receivable	(13,534)	(10,269)
Decrease in notes receivable	480	-
Increase in prepaid expense and other	(623)	344
Increase in accounts payable and accrued expenses	17,006	11,869
Net cash provided by operating activities	26,688	6,374
Cash flows from investing activities:
Proceeds from sale of property and equipment	20,432	1,750
Additions to property and equipment	(33,311)	(10,143)
Investment in oil and gas limited partnership	(978)	(1,632)
Net cash used in investing activities	(13,857)	(10,025)
Cash flows from financing activities:
Issuance of common stock, net of stock issue cost of $2,183,000	32,317	22,799
Distributions to stockholders	-	(4,006)
Issuance of long-term debt	-	3,000
Reduction of long-term debt	(46,000)	(9,800)
Net cash provided by (used in) financing activities	(13,683)	11,993

Net increase (decrease) in cash and cash equivalents	(852)	8,342
Cash and cash equivalents at beginning of period	24,430	6,217
Cash and cash equivalents at end of period	$23,578	$14,559

Supplementary information:
Interest paid	$2,831	$332
Income taxes paid	$4,210	$-
Non-cash net asset acquire in merger transactions:
GeoResources	$-	$23,827
PICA Energy, LLC	$-	$11,703
Yuma property interests	$-	$3,120